SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 11, 1997


                              CHS ELECTRONICS, INC.
                ------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         0-24244                                          87-0435376
  (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)


     2153 N.W. 86TH AVENUE
     MIAMI, FLORIDA                                              33122
-------------------------------------------------------------------------------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                       (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 716-8273

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 3, 1997, CHS Electronics, Inc. (the "Company"), a Florida corporation, completed, for approximately $120 million, the acquisition of Santech Micro Group ASA ("Santech") pursuant to which it acquired 97.4% of Santech, a distributor with operations in Norway, Sweden and Denmark. In addition to distributing the microcomputer products of the same vendors as other subsidiaries of the Company, Santech distributes telecommunications products and both distributes and provides consulting services for desktop publishing solutions. Santech's principal customers are public and private businesses and approximately 15% of its sales are through the Internet.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)        SANTECH MICRO GROUP ASA CONSOLIDATED.

     Audit Report for 1996                                                F-1

     Balance Sheet                                                        F-2

     Profit and Loss Account                                              F-3

     Indirect Model - Cash Flow Statement                                 F-4

     Notes to Consolidated Financial Statements                           F-5


       (b)        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

     Basis of Presentation                                               F-18

     Pro Forma Condensed Consolidated Balance Sheet                      F-19

     Pro Forma Condensed Consolidated Statements of Earnings             F-20

     Notes to Pro Forma Condensed Consolidated Financial Statements      F-22

       (c)        Exhibits

         10.1     Offer Document - Santech Micro Group ASA.*
















* Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed with the Commission on October 16, 1997.

To the Annual General Meeting
Santech Micro Group ASA



Audit Report for 1996  (Translation from Norwegian)

We have audited the consolidated financial statements for Santech Micro Group ASA for 1996, showing a loss for the year of NOK 71.800.000 for the group. The financial statements, consisting of the Board of Directors' report, profit and loss account, balance sheet, cash flow statement, notes and consolidated financial statements, have been presented by the company's Board of Directors and its managing director.

Our responsibility is to examine the company's financial statements, the accounts and accounting records and other related matters.

We have performed the audit in accordance with the relevant laws, regulations and generally accepted auditing standards. We have performed the audit procedures which we have considered necessary in order to confirm that the annual report and accounts do not contain material errors or misstatements. We have examined on a sample basis the evidence supporting the accounting items and assessed the accounting principles applied, the estimates made by management and the overall financial statements' content and presentation. To the extent it is required by generally accepted auditing standards we have reviewed the company's management routines and internal control. The Board's proposed disposition of the net loss is in accordance with the requirements of the Joint Stock Companies' Act.

In our opinion the financial statements are prepared in accordance with the Joint Stock Companies' Act and present fairly the financial position of the company and the group at December 31, 1996 and the result of the operations in the accounting year in compliance with generally accepted accounting principles.

Oslo, April 21, 1997, except as to the information presented in Note 20, for which the date is October 22, 1997

COOPERS & LYBRAND  ANS

Jorgen O. Kjorsvik
Statsautorisert revisor
(State Authorized Public Accountant)
COOPERS
& LYBRAND

SANTECH MICRO GROUP CONSOLIDATED

BALANCE SHEET                            NOTE                    1996
                                                                 TNOK

ASSETS
CURRENT ASSETS

CASH AND BANK
DEPOSITS                                   4                      60,896
ACCOUNTS
RECEIVABLE                                 5                     607,834
OTHER CURRENT                                                     75,443
RECEIVABLES
INVENTORY                                  6                     361,428

TOTAL CURRENT ASSETS                                           1,105,601

FIXED ASSETS
MACHINERY,                                 7                      41,131
VEHICLES AND
FURNITURE
BUILDINGS                                  7                      17,837
LAND                                       7                         700
GOODWILL                                   8                      36,855
OTHER LONG-TERM                                                      257
RECEIVABLES

TOTAL FIXED                                                       96,780
ASSETS

TOTAL ASSETS                                                   1,202,381

LIABILITIES AND

SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

ACCOUNTS
PAYABLE                                                          449,370
BANK OVERDRAFT                             9                     240,114
OTHER SHORT-TERM                          10                      88,197
LIABILITIES
TOTAL CURRENT                                                    777,681
LIABILITIES

LONG-TERM
LIABILITIES

MORTGAGE AND                             12,17                    64,672
LONG-TERM BANK DEBT
OTHER LONG-TERM                           15                       8,798
LIABILITIES
TOTAL LONG-TERM                                                   73,470
LIABILITIES

SANTECH MICRO GROUP CONSOLIDATED

SHAREHOLDERS'
EQUITY

SHARE CAPITAL                             13                      11,063
GENERAL
RESERVES                                  13                     340,167
TOTAL
SHAREHOLDERS'                                                    351,230
EQUITY

TOTAL LIABILITIES
AND                                                            1,202,381
SHAREHOLDERS'
EQUITY

                        SANTECH MICRO GROUP CONSOLIDATED



PROFIT AND LOSS ACCOUNT

                                         NOTE                    1996
                                                                 TNOK

OPERATING INCOME                         2,3                   4,655,591

COST OF GOODS
 SOLD                                                          4,315,688

SALARIES, WAGES AND                       15                     196,282
SOCIAL
SECURITY COSTS

OTHER OPERATING                                                  128,461
EXPENSES

DEPRECIATION OF                          2,8                      25,135
GOODWILL

DEPRECIATION OF
FIXED ASSETS                             2,7                      21,755

BAD DEBTS AND                             5                       24,279
PROVISIONS FOR
BAD DEBTS

TOTAL OPERATING                           2                    4,711,600
EXPENSES

OPERATING PROFIT (LOSS)                                          (56,009)

FINANCIAL
INCOME AND
EXPENSES

FOREIGN
EXCHANGE GAIN                                                        584

OTHER FINANCIAL
INCOME                                                            16,902

OTHER FINANCIAL
COST                                                             (29,546)

CONSOLIDATION
EFFECT ON                                                           (745)
FOREIGN EXCHANGE

NET FINANCIAL
COST                                                             (12,805)

PROFIT (LOSS) BEFORE
TAXES                                                            (68,814)

TAXES                                     14                       2,986

PROFIT (LOSS) FOR THE
YEAR                                                             (71,800)

                        SANTECH MICRO GROUP CONSOLIDATED

INDIRECT MODEL - CASH FLOW STATEMENT

                                                               1996
                                                               TNOK

PROFIT (LOSS) BEFORE TAXES                                     (68,814)
PAYABLE TAXES FOR THE PERIOD                                   (25,249)
PROFIT (LOSS) ON SALES OF STOCK                                (15,232)
PROFIT ON SALES OF FIXES ASSETS                                  8,475
ORDINARY DEPRECIATION                                           46,890
CHANGE IN EXCESS VALUE OF
BUILDING                                                        (4,294)
WRITE-DOWNS ON FIXED ASSETS                                        792
CHANGE IN STOCKS                                               111,513
CHANGE IN ACCOUNTS
RECEIVABLE FROM CUSTOMERS                                      198,486
CHANGE IN ACCOUNTS PAYABLE
TO SUPPLIERS                                                  (204,797)
DIFFERENCE BETWEEN
RETIREMENT COSTS AND
PAYMENTS/DEPOSITS UNDER THE
RETIREMENT BENEFIT SCHEME                                          530
CHANGE IN OTHER ACCRUALS                                      (197,055)
EFFECT OF CURRENCY ADJUSTMENTS                                  (4,311)

NET CASH FLOW FROM OPERATING                                  (153,066)
ACTIVITIES
CASH FLOWS FROM INVESTING ACTIVITIES:
DEPOSITS FROM SALES OF FIXED ASSETS                              6,029
PAYMENTS FOR PURCHASES OF FIXED ASSETS                         (85,523)
DEPOSITS FROM SALES OF SHARES                                   28,749
PAYMENTS FOR PURCHASES OF SHARES                               (51,508)

NET CASH FLOW FROM INVESTING                                  (102,253)
ACTIVITIES
CASH FLOWS FROM FINANCING ACTIVITIES:
DEPOSITS FROM NEW LONG-TERM LOANS                               24,314
NET CHANGE IN OVERDRAFT FACILITY                               127,379
INTEREST PAID                                                  (29,546)
DEPOSITS OF NEW EQUITY                                           4,394
NET CASH FLOW FROM FINANCING                                   126,541
ACTIVITIES

NET CHANGE IN CASH AND CASH                                   (128,778)
EQUIVALENTS

CASH BALANCES AT THE BEGINNING OF THE                          189,674
YEAR

CASH BALANCES AT THE END OF THE YEAR                            60,896

NOT USED OVERDRAFT FACILITY                                    111,886

                        SANTECH MICRO GROUP CONSOLIDATED


ACCOUNTING PRINCIPLES
GENERAL

The merger of Santech ASA and Micro Software ASA was registered in the accounts as at 1 January 1996. The name of the merged company is Santech Micro Group ASA. The group accounts show the total financial results and financial position for the parent company with its ownership shares in other companies seen as one financial unit. The annual accounts of the group are presented in conformity with Norwegian legislation and generally accepted accounting principles in Norway. All numbers are presented in NOK 1,000.

CONSOLIDATION PRINCIPLES

The group accounts comprise the parent company Santech Micro Group ASA, and all companies in which the parent company directly or indirectly holds more than 50 percent of the voting shares, or a position to exercise considerable influence, see note 1. Companies which have been acquired or sold during the year have been consolidated from the date of acquisition or until the date of sale.

The group accounts have been prepared in accordance with the acquisition method for acquired subsidiaries. The acquisition method implies that any excess or negative value compared to book value as the time of the acquisition are identified and depreciated over their expected economic life in the group accounts. Excess value which may not be attributed to specific assets is capitalised as goodwill and amortised over a period of 5-10 years. In cases where the economic life of the goodwill is expected to be more than 5 years, the depreciation rate has been set lower than 20 percent. All other internal transactions, receivables and liabilities between the companies have been eliminated. Unrealised gains in stocks etc. resulting from internal deliveries have been eliminated in the group stocks.

Profit and loss accounts for foreign subsidiaries are translated into Norwegian Kroner (NOK) using the average exchange rates for the year. For the balance sheets, the year-end exchange rates have been used. Currency differences are taken directly to group reserves.

CLASSIFICATION

Assets which are intended for long-term ownership or use and receivables falling due more than one year after registration have been entered as fixed assets. Other assets are registered as current assets. Debts falling due more than one year after registration have been classified as long-term liabilities. Other debts are registered as current liabilities. First year instalments on long-term debts are included in long-term liabilities. The amount has been specified in
Note 11.

RECOGNITION OF INCOME AND COSTS

Transactions are entered in the accounts at their values at the time of the transaction. All income items are taken to income and all cost items charged against income. Income items are taken to income as they are earned. Costs are matched against income and are registered in the profit and loss account according to the same principle.

                        SANTECH MICRO GROUP CONSOLIDATED


Cash discounts related to sales are offset against operating income, whereas cash discounts related to purchases are offset against consumption of purchased goods.

TRANSACTIONS IN FOREIGN CURRENCY

Transactions in foreign currencies are translated to Norwegian Kroner at the exchange rate prevailing at the time of the transaction. Cash, bank deposits and short-term receivables denominated in foreign currency have been translated to the reporting currency using the year-end exchange rate. Hedged foreign currency positions are booked at the hedged exchange rate.

CURRENT ASSETS

Current assets are stated at the lower of acquisition cost as defined by the first-in-first-out principle and realisable value. Accounts receivable from customers and other receivables are valued at nominal value less provisions for bad debts. Provisions for bad debts are assessed on the basis of an individual consideration of the different receivables. Stocks are valued at the lower of acquisition cost as defined by the FIFO principle and net realisable value.

FIXED ASSETS

Fixed assets are stated at the lower of acquisition cost and realisable value. Amortisable assets have been valued at historical cost less accumulated depreciation. Amortisable assets with an acquisition cost exceeding NOK 15,000 are activated. Improvements and upgrading are activated, whereas direct maintenance is charged against income. Ordinary depreciation is provided on a straight line basis at rates calculated to write off the assets over its expected economic life. The depreciation costs are included in the operating costs in the profit and loss account. Profits or losses on disposal of fixed assets are included in ordinary operating income or costs.

RETIREMENT BENEFIT COST AND RETIREMENT BENEFIT LIABILITIES

In parts of the group, the employees are included in a collective retirement benefit scheme which is hedged through an insurance agreement in a life assurance company. The arrangement includes 90 employees. As from 1 January 1997, all employees will be included in the scheme.

In the accounts, the retirement schemes are treated in accordance with the preliminary Norwegian standard for pension costs. According to this standard, the retirement schemes should be treated as benefit plans. Calculations of retirement benefit liabilities and the retirement cost for the year have been made by an actuary, based on the best possible estimate.

The retirement benefit cost of the year has been included in the item Salaries, wages and social security costs in the profit and loss account, see note 15.

TAXES

Taxes are charged in the accounts as they occur, i.e. the tax expense is related to the profit before taxes in the accounts. The tax expense consists of payable tax (tax on this year's income liable to tax) and changes in (net) deferred tax. Deferred tax in the balance sheet is calculated on the basis of preliminary differences between tax and book values. Deferred taxes and deferred tax assets occur due to the fact that tax and book profits may differ. As at 31 December 1996, the group has net negative preliminary differences between tax and book value. According to legislation, the appurtenant deferred tax asset may not be activated in the balance sheet as an asset.

                        SANTECH MICRO GROUP CONSOLIDATED

NOTES TO THE ACCOUNTS

NOTE 1 SHARES IN SUBSIDIARIES AND UNITS IN GENERAL PARTNERSHIPS

The group accounts for 1996 comprise the following companies:

PARENT
COMPANY
-------
                                                                                                        BOOK
                                                                                                      VALUE AS
SANTECH         OWNER-                 NUMBER                NOMINAL                SHARE              AT 31
MICRO GROUP     SHIP                   OF SHARES              VALUE                 CAPITAL           DEC. 1996
ASA             SHARE
-----------     -------                ----------            --------               -------          ----------

                                                                                  (NOK                   (NOK
                                                                                  1,000)                 1,000)
SUBSIDIARIES

NORWAY

BATAVIA AS        100 %                    200                  1,000                   200                      0
EAGLE             100 %                     75                  1,000                    75                    728
TECHNOLOGY AS
MICRO PARTS       100 %                     50                  1,000                    50                     50
EXPRESS AS
MICRO             100 %                     50                  1,000                    50                     50
TECHNOLOGY
GROUP AS
MICROLINE AS      100 %                  2,140                  1,000                 2,140                 29,843
MULTIUM AS        100 %                    300                  1,000                   300                    300
SANTECH           100 %                 15,000                  1,000                15,000                 15,653
MICRO GROUP
NORWAY AS
SANTECH           100 %                 40,000                    100                 4,000                  4,000
NORGE AS
SOFTWARE          100 %                    500                    100                    50                     50
PLUS AS
UPGRADE           100 %                     50                  1,000                    50                     50
CENTER AS





                                      F-7



VESTFOLD          100 %                107,100                     10                 1,071                 33,000
INDUSTRI
DATA AS

FINLAND                                                                              (FIM
                                                                                      1,000)
SANTECH           100 %                    120                    125                    15                     21
MICRO GROUP
FINLAND OY

SWEDEN                                                                               (SEK
                                                                                      1,000)
MICRO             100 %                150,000                    100                15,000                  1,175
SOFTWARE
SWEDEN AB
SANTECH           100 %                300,000                    100                30,000                 43,274
SWEDEN AS
WIN.HLP AB        100 %                  1,000                    100                   100                     99

DENMARK                                                                              (DKK
                                                                                      1,000)
INTERFACE         100 %                  5,000                    100                   500                  1,508
TRADING A/S
MICRO             100 %                  5,000                    100                   500                    509
SOFTWARE A/S
SANTECH           100 %                  8,000                  1,000                 8,000                 11,212
MICRO GROUP
DENMARK A/S
SANTECH           100 %                    500                  1,000                   500                    569
MICRO GROUP
INTERNATIONAL
A/S
                                                                                       SUM                 142,090
                                                                                      TNOK
                                                              (TOTAL
                                                                 NOK
                                                               1,000)

UNITS IN
NORWEGIAN
GENERAL
PARTNERSHIPS:
KULLER0D 1        100 %                                                                                      8,442
ANS

The unit is owned by Santech Norge AS (90 percent) and Santech Micro Group ASA (10 percent). The unit is included in the group according to the gross method (full consolidation). There is excess value related to the building, based on acquisition cost at the time of the purchase of the unit, i.e. 30 June 1995. The excess value has been included in the book value of buildings and will be written off at the same rate as in the company accounts.

Book value as at                                                7,694
1 January
Our share of this                                                 748
year's profit
Book value as at                                                8,442
31 December

Depreciation on                                                   124
excess value this
year
Excess value by                                                 4,294
the close of the
year


NOTE 2 INFORMATION ABOUT AREAS OF ACTIVITY

The group's activities in Denmark and Sweden are run as separate legal units. The distribution of accounting figures per geographical activity area reflects this.

                     NORWAY                SWEDEN               DENMARK              GROUP

OPERATING           2,060,443             1,929,084             666,064            4,655,591
INCOME
OPERATING           2,074,523             1,928,814             661,372            4,664,709
COSTS
EXCLUSIVE OF
ORDINARY
DEPRECIATION

ORDINARY
DEPRECIATION
INCLUSIVE OF
DEPRECIATION
OF GOODWILL            41,464                 4,660                767               46,981
OPERATING             (55,544)               (4,390)              3,925             (56,009)
PROFIT (LOSS)
TOTAL ASSETS          590,799               469,218            142,365            1,202,381



NOTE 3 OPERATING INCOME

                                                   1996
SALES                                                       4,640,359
GAINS ON DISPOSAL OF SHARES                                    15,233
OPERATING INCOME                                            4,655,592


NOTE 4 BANK DEPOSITS

NOK 3,502,000 of the bank deposits are blocked due to tax withholding liabilities. This applies to the Norwegian companies.

NOTE 5 ACCOUNTS RECEIVABLE

                                                       1996

NOMINAL VALUE OF ACCOUNTS                                         620,464
RECEIVABLE AS AT 31 DECEMBER
PROVISIONS FOR BAD DEBTS                                          12,630
BOOK VALUE AS AT 31 DECEMBER                                     607,834

BOOK VALUE OF BAD DEBTS 1996:
ACTUAL LOSSES 1996                                                24,195
PREVIOUSLY WRITTEN OFF RECEIVABLES RECOVERED                      (1,025)
CHANGES IN PROVISIONS                                              1,109

TOTAL                                                             24,279

Other receivables are booked at nominal value, which is considered to be the lower of cost price and realisable value.

NOTE 6 STOCKS

The stocks consist of commodities. Cost price value has been written to realisable value due to unsaleable goods.


NOTE 7      FIXED ASSETS
              BUILDINGS              VEHICLES          MACHINERY            LAND              TOTAL
                                                          AND
                                                       FURNITURE

COST PRICE       15,221               1,617             47,545               700            65,083
31 DECEMBER
1995

ADDITION                                                13,515                              13,515
THROUGH
MERGER OF
ACTIVITIES
ACQUISITIONS        910                 148             27,602                              28,660
IN 1996
DISPOSALS                               115             19,806                              19,921
IN 1996
EXCESS            4,294                                                                      4,294
VALUE
BUILDING
WRITE DOWN          792                                                                        792
OF BUILDING

COST PRICE       19,633               1,650             68,856               700            90,839
31 DECEMBER
1996

ACCUMULATED         646                 603             13,583                              14,832
DEPRECIATION
31 DECEMBER
1995

THIS YEAR'S       1,150                 257             20,348                              21,755
DEPRECIATION

REVERSED                                 86              5,330                               5,416
DEPRECIATION
ON DISPOSALS

ACCUMULATED       1,796                 774             28,601                              31,171
DEPRECIATION
31 DECEMBER
1996

BOOK VALUE       17,837                 876             40,255               700            59,668
31 DECEMBER
1996

DEPRECIATION        2 %                20 %            15-33 %
RATES

INVESTMENTS
AND SALES
OF FIXED
ASSETS THE
LAST 5
YEARS:

                   1992           1993           1994         1995        1996

INVESTMENTS       1,475          7,195         18,339       39,537      42,408

SALES               158            213          1,370          164       6,029

NOTE 8 GOODWILL                                   1996
COST PRICE 31 DECEMBER 1995                                         18,604
ACQUISITION 1996                                                    43,348
COST PRICE 31 DECEMBER 1996                                         61,952

THIS YEAR'S DEPRECIATION                                            25,135
WRITE-DOWNS                                                              0

CURRENCY DIFFERENCES                                                    38
BOOK VALUE 31 DECEMBER 1996                                         36,855
NOTE 9 MAXIMUM OVERDRAFT LIMIT

As at 31 December, the group has a maximum overdraft limit of TNOK 382.000.

NOTE 10 OTHER SHORT-TERM LIABILITIES

                                                      1996
PAYABLE TAX WITHHOLDINGS, HOLIDAY PAY,                                  55,764
EMPLOYMENT FEE ETC.
PAYABLE TAXES                                                            4,354
MISCELLANEOUS OTHER SHORT-TERM LIABILITIES                              28,079

                                                                        88,197

NOTE 11 MORTGAGE DEBT

Long-term debts include the first year instalment of NOK 12,287.
NOTE 12 OTHER LONG-TERM LIABILITIES

                                                      1996

PENSION LIABILITIES                                                      2,484
DEFERRED TAX                                                             6,314

                                                                         8,798

NOTE 13 EQUITY

The parent company's share capital of NOK 11,063,498.75 consists of 44,253,995 shares with a par value of NOK 0.25 each.

CHANGES IN THE PARENT COMPANY'S EQUITY                1996
EQUITY 31 DECEMBER 1995                                                422,909
CAPITAL INCREASE                                                         4,394
PROFIT FOR THE YEAR                                                   (71,800)
CURRENCY DIFFERENCES                                                   (4,273)
EQUITY AS AT 31 DECEMBER 1996                                          351,230

NOTE 14 TAXES

TAX EXPENSE FOR THE YEAR:                             1996
PAYABLE INCOME TAX                                                     3,536
CHANGE IN DEFERRED TAX                                                  (426)
TAXES FROM PREVIOUS YEARS                                               (124)
THIS YEAR'S TAX EXPENSE IN THE PROFIT AND                              2,986
LOSS ACCOUNT

                       NORWAY           SWEDEN          DENMARK         GROUP
TAX EXPENSE             1,405            (180)           1,761          2,986
PER COUNTRY IN
1996

Preliminary differences as at 31 December related to:

                                         CHANGE                    31 DEC 1996
CURRENT ASSETS/SHORT-TERM                  4,660                      (4,514)
LIABILITIES
FIXED ASSETS/LONG-TERM                    14,459                      (9,982)
LIABILITIES
OTHER DIFFERENCES                          (600)                       16,018
LOSSES FROM PREVIOUS YEARS                25,971                     (25,971)
(NORWAY)

TOTAL PRELIMINARY DIFFERENCES             44,490                     (24,449)
OF WHICH CANNOT BE NETTED                                              48,370

BASIS DEFERRED TAX                                                     23,921

DEFERRED TAX BALANCE SHEET                                              6,698

DEFERRED TAX HAS BEEN CALCULATED AS 28 PERCENT OF PRELIMINARY DIFFERENCES.

NOTE 15 RETIREMENT BENEFIT COSTS AND RETIREMENT BENEFIT LIABILITIES

The retirement cost of the period has                          1996
been calculated as follows:

NET PRESENT VALUE OF BENEFIT EARNED                                     1,230
DURING THE PERIOD
INTEREST ON PROJECTED BENEFIT                                             445
LIABILITY
GROSS RETIREMENT COSTS                                                  1,675
ESTIMATED RETURN ON RETIREMENT FUNDS                                      372
NET RETIREMENT COSTS                                                    1,303
PROVISIONS FOR EMPLOYEE FEES                                              184
NET RETIREMENT COSTS INCL. EMPLOYEE                                     1,487
FEES
INCLUSION OF RETIREMENT BENEFIT                                           740
LIABILITIES AT 1 JANUARY
RETIREMENT BENEFIT COSTS FOR THE                                        2,227
YEAR, INCL. EMPLOYEE FEES

RETIREMENT LIABILITIES/FUNDS IN THE
BALANCE SHEET HAS BEEN CALCULATED AS
FOLLOWS:
GROSS RETIREMENT BENEFIT LIABILITIES                                    6,362
AS AT 1 JANUARY
RETIREMENT BENEFIT COSTS                                                1,675
GROSS RETIREMENT BENEFIT LIABILITIES                                    8,037
AS AT 31 DECEMBER

RETIREMENT FUNDS AS AT 1 JANUARY                                        3,795
PAYMENTS AND DEPOSITS AND ESTIMATED                                     2,094
RETURN ON FUNDS
RETIREMENT FUNDS AS AT 31 DECEMBER                                      5,889
NET RETIREMENT BENEFIT LIABILITIES                                      2,148
INCURRED EMPLOYMENT FEE                                                   336
NET RETIREMENT BENEFIT LIABILITIES                                      2,484
AND ACCRUED EMPLOYEE FEE

ECONOMIC ASSUMPTIONS ON WHICH THE
CALCULATIONS ARE BASED:
RATE OF DISCOUNT                        7.00 %
EXPECTED RATE OF RETURN                 8.00 %
EXPECTED INCREASE IN SALARIES           3.30 %
EXPECTED INCREASE IN RETIREMENT         3.30 %
BENEFITS
EXPECTED INCREASE IN BASIS AMOUNT (G)   3.30 %

EXPECTED VOLUNTARY RESIGNATIONS         2 % BEFORE 40 YEAR
                                        0 % AFTER 40 YEAR

NOTE 16 LEASING AGREEMENTS

All leasing agreements are treated as operating leasing. As at 31 December 1996, the amount is insignificant.

NOTE 17 SECURED DEBTS

BOOK DEBTS SECURED BY PLEDGES ON ASSETS:                  1996
OVERDRAFT FACILITY                                               240,114
FACTORING                                                        284,458
MORTGAGE DEBT                                                     32,447
TOTAL                                                            557,019

BOOK VALUE OF ASSETS WHICH ARE PLEDGED AS
SECURITY FOR THIS DEBT:
STOCKS                                                           361,428
ACCOUNTS RECEIVABLE                                              607,834
BUILDINGS                                                         17,837
TOTAL                                                            987,099

Santech Micro Group ASA is guarantor for the subsidiary Micro Software Sweden AB (SEK 15,000,000). Batavia is guarantor for the overdraft facility of NOK 5,000,000 in the subsidiary Multium AS.

As a partner in Kuller0d 1 ANS, Santech Norway AS is jointly and severally liable with Santech Micro group ASA for the total debts in the partnership, i.e. NOK 11,680,708. The majority of this debt has been pledged in the partnership's building which has a book value of NOK 10,286,952.

In connection with leasing agreements, Santech Micro Group Denmark AS has provided bank guarantees for the fulfilment of these contracts, totalling DKK 370,717 as at 31 December 1996.

NOTE 18 GUARANTEES

The parent company has provided the following guarantees to the other contracting parties of the subsidiaries:

Norwegian Kroner 79 million
Danish Kroner    42 million
Swedish Kroner   90 million
US Dollar        4.5 million

Note 19 Foreign exchange rates

On consolidation, the following exchange rates have been used in the translation of the subsidiaries' accounts:

                                     SEK                                  DKK
AVERAGE RATES OF EXCHANGE     0.99728                              1.117127
31 DECEMBER 1995-
31 DECEMBER 1996
CLOSING RATE OF EXCHANGE      0.9397                               1.0865
31 DECEMBER 1996


NOTE 20 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

The consolidated financial statements of Santech Micro ASA and Subsidiaries (referred to herein as the "Group" or the "Company")are prepared in accordance with generally accepted accounting principles in Norway (Norwegian GAAP), which differ in certain respects from accounting principles in the United States (US
GAAP). A brief description of certain differences between Norwegian GAAP and US GAAP for the Group are discussed below. This information is not intended to provide a comprehensive listing of such differences specifically related to Santech Micro Group, but rather a brief discussion of certain potential differences.

PENSIONS

In accordance with Norwegian GAAP, the Company adopted a new pension standard in 1994 similar to the corresponding standard under US GAAP. Under this new standard, pensions are accounted for on an accrual basis using specific actuarial methodologies with amounts reflected in the profit and loss accounts systematically over the working lives of the employees covered by such plans. The effect of implementing this new standard amounted to NOK 2.5 million, which was charged directly to equity in January 1994.

The implementation effect under US GAAP would have been amortised beginning in 1989 over the average remaining service period of the employees. For 1996, management believes that there were no material differences between the accounting policy applied by the Company and US GAAP on pensions.

DEFERRED INCOME TAXES

Consistent with Norwegian GAAP, the Company records a net long-term deferred tax liability, if the net total of deferred tax liabilities and assets results in a net deferred tax liability. Deferred tax assets resulting from temporary differences in financial and tax reporting are only recognised by the Company to the extent that deferred tax liabilities have been recognised.

Under US GAAP, deferred income taxes are recognised using the liability method. Under this method, deferred tax liabilities and assets are determined on the basis of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. Deferred tax assets are recognised and reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realised. For 1996, management believes that there were no material differences between the accounting policy applied by the Company and US GAAP on deferred income taxes.

FOREIGN CURRENCY POSITIONS

The Company applying Norwegian GAAP has recorded hedged foreign currency positions at the hedged exchange rate.

Under US GAAP, foreign currency positions are translated at the period end exchange rate. For 1996, management believes that there were no material differences between the accounting policy applied by the Company and US GAAP on foreign currency positions.

CLASSIFICATIONS

Complying with Norwegian GAAP, the Company includes in long-term debt all liabilities which mature more than one year from origination. As a result, NOK
12.287 million in liabilities maturing in 1997 were included in long-term debt as of December 31, 1996. For US GAAP purposes, such amounts which mature within one year from the balance sheet date are presented separately as short-term debt or current portion of long-term debt.

                              CHS ELECTRONICS, INC.
              PRO FORMA CONDENSED CONSLIDATED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The following Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997 and the Pro Forma Condensed Consolidated Statements of Earnings for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the acquisition by the Company of Frank & Walter Computer GmbH ("F&W"), effective January 1, 1997, the acquisition of Karma International S. A. ("Karma"), effective August 1, 1997, and the acquisition of Santech Micro Group ASA ("Santech"), effective October 1, 1997. These acquisitions have been accounted for using the purchase method of accounting. The Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997 is presented as if the acquisitions of Karma and Santech (the F&W acquisition is already reflected in such balance sheet) had taken place on June 30, 1997. The Pro Forma Condensed Consolidated Statements of Earnings for the year ended December 31, 1996 and for the six months ended June 30, 1997 present the pro forma results assuming the acquisitions occurred January 1, 1996. A list of the companies included in each period is shown below.

                 COMPANIES INCLUDED IN ACQUIRED COMPANIES COLUMN
         IN THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                            YEAR ENDED           SIX MONTHS ENDED
                       DECEMBER 31, 1996           JUNE 30, 1997
                       -----------------         ------------------
                       F&W                                Karma
                       Karma                              Santech
                       Santech

         The Pro Forma Condensed Financial Statements have been prepared based upon the historical financial statements of the Company and the acquired subsidiaries for the periods stated above. Such pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been consummated on the indicated dates, or of the operating results that may be achieved by the combined companies in the future. The Pro Forma Statements should be read in conjunction with the Company's Financial Statements and the notes thereto.


                              CHS ELECTRONICS, INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  JUNE 30, 1997
                                 (IN THOUSANDS)

                                                          CHS           ACQUIRED       PRO FORMA
                                                       HISTORIAL       COMPANIES      ADJUSTMENTS             COMBINED
                                                       ----------      ---------      -----------             --------
ASSETS
Current Assets:
    Cash                                              $    12,795     $    23,183     $  (123,769) (a)      $    35,978
                                                                                          (74,000) (a)
                                                                                           74,000  (b)
                                                                                          123,769  (b)
    Accounts receivable, net                              345,002          99,854                               444,856
    Inventories                                           310,919         148,280                               459,199
    Other current assets                                   43,303          14,126                                57,429
                                                      -------------------------------------------           -----------
        Total current assets                              712,019         285,443               -               997,462

Property and equipment, net                                42,918          12,959                                55,877

Costs in excess of assets acquired, net                    90,156           4,424         195,663 (c)           290,243
Other assets                                                7,023           7,788         266,569 (a)            14,811
                                                                                         (266,569)(c)
                                                      -------------------------------------------           -----------
                                                      $   852,116     $   310,614      $  195,663 (e)       $ 1,358,393
                                                      ===========================================           ===========
LIABILITIES
Current Liabilities:
    Notes payable                                     $   160,004     $    40,850      $        -           $   200,854
    Accounts payable                                      401,467         173,561                               575,028
    Accrued liabilities                                    48,582          14,074                                62,656
    Amounts due to sellers under
      acquisition agreements                               32,536              -                                 32,536
    Income taxes payable                                    5,994           1,003                                 6,997
    Deferred taxes                                            -             1,094                                 1,094
                                                      -------------------------------------------           -----------
        Total current liabilities                         648,583         230,582               -                879,165

Long term debt                                             60,194           8,937               -                69,131
Minority interest                                           5,038              89                                 5,127
Other liabilities                                             -               100                                   100

Shareholders' Equity:
    Common stock                                               22          12,312               5  (a)               37
                                                                                               10  (b)
                                                                                          (12,312) (c)
    Additional paid-in capital                            120,724               -          68,795  (a)          387,278
                                                                                          197,759  (b)
    Retained earnings                                      29,835          58,478         (58,478) (c)           29,835
    Legal reserve                                                             315            (315) (c)                -
    Translation adjustment                                (12,280)           (199)            199  (c)          (12,280)
                                                      -------------------------------------------           -----------
    Total shareholders' equity                            138,301          70,906         195,663               404,870
                                                      -------------------------------------------           -----------
                                                      $   852,116     $   310,614      $  195,663           $ 1,358,393
                                                      ===========================================           ===========


                              CHS ELECTRONICS, INC.
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                        ACQUIRED       PRO FORMA
                                                           CHS         COMPANIES      ADJUSTMENTS             COMBINED
                                                       ----------      ---------      -----------             --------
Net sales                                             $ 1,855,540     $ 2,104,603         (40,852) (d)      $ 3,919,291

Cost of sales                                           1,724,432       1,974,678         (40,852) (d)        3,658,258
                                                      -------------------------------------------           -----------

Gross profit                                              131,108         129,925               -               261,033

Operating expenses                                        102,235         111,551          11,632 (e)           225,419
                                                      -------------------------------------------           -----------

Operating income                                           28,873          18,374         (11,632)               35,615

Interest expense (income)                                   8,513           5,114                                13,627
                                                      -------------------------------------------           -----------

Earnings before income taxes and
  minority interest                                        20,360          13,259         (11,632)               21,987

Provision for income taxes                                  6,086           5,739                                11,825
                                                      -------------------------------------------           -----------

Earnings before minority interest                          14,274           7,520         (11,632)               10,162

Minority interest                                           2,108              48                                 2,156
                                                      -------------------------------------------           -----------

Net earnings                                          $    12,166     $     7,472     $   (11,632)          $     8,006
                                                      ===========================================           ===========
Weighted average number of
common shares outstanding                              16,657,029      17,884,644                            33,541,673

Net earnings per share                                $      0.78                                           $      0.24


                              CHS ELECTRONICS, INC.
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                        ACQUIRED       PRO FORMA
                                                           CHS         COMPANIES      ADJUSTMENTS             COMBINED
                                                       ----------      ---------      -----------             --------
Net sales                                             $ 1,824,058     $   750,412                           $ 2,574,470

Cost of sales                                           1,691,423         711,962                             2,403,385
                                                      -------------------------------------------           -----------

Gross profit                                              132,635          38,450               -               171,085

Operating expenses                                        100,683          38,142           5,126 (e)           143,951
                                                      -------------------------------------------           -----------

Operating income                                           31,952             308          (5,126)               27,134

Interest expense (income)                                  11,067          (1,863)                                9,204
                                                      -------------------------------------------           -----------

Earnings before income taxes and
  minority interest                                        20,885           2,170          (5,126)               17,930

Provision for income taxes                                  6,790           1,024                                 7,814
                                                      -------------------------------------------           -----------

Earnings before minority interest                          14,095           1,146          (5,126)               10,116

Minority interest                                             983             (50)                                  933
                                                      -------------------------------------------           -----------

Net earnings                                          $    13,112     $     1,196     $    (5,126)          $     9,183
                                                      ===========================================           ===========
Weighted average number of
common shares outstanding                              23,203,428      14,584,644                            37,788,072

Net earnings per share                                $      0.57                                           $      0.24

                              CHS ELECTRONICS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a) On October 3, 1997, the Company acquired 97.4% of outstanding stock of Santech Micro Group ASA ("Santech"), a distributor with operations in Norway, Sweden and Denmark. Pursuant to Norwegian laws, the Company is making an offer for the remaining 2.6% of Santech on terms commensurate, on a pro rata basis, with its initial purchase of the 97.4% interest of Santech and expects to ultimately achieve 100% ownership. For purposes of the Pro Forma Condensed Balance Sheet as of June 30, 1997, the purchase price of 100% of Santech is recorded at $123,769,000. This price is based on the price paid for the 97.4% interest in Santech at the purchase price of 20.50 Norwegian Kroners per share, converted into U.S. dollars at the exchange rate on June 30, 1997.

     In August 1997, the Company consummated an agreement to purchase 100% of the stock of Karma International S.A. ("Karma") for $74 million in cash and $86 million in shares of unregistered common stock of the Company. Karma is engaged principally in the distribution of computer components in 18 countries in Europe, the Middle East and Asia. For purposes of the Pro Forma Condensed Balance Sheet as of June 30, 1997, the purchase price of Karma is recorded at $142,800,000. This price consists of the $74 million cash component added to the discounted value of the unregistered shares to be delivered. The discount used was 20%, based on the large size and the restricted nature of the block of shares. Based on the agreement, the Company delivered 4,813,432 shares.

     In December 1996 the Company signed an agreement to purchase 100% of the stock of Frank & Walter Computer GmbH ("F&W") for 3,300,000 shares of unregistered common stock. F&W is a distributor of computers and computer products located in Germany. The shares used in the F&W transaction are already recorded in the June 30, 1997 historical balance sheet.

     All these transactions have been accounted for under the purchase method of accounting.

b) To record the issuance and sale of 9,771,211 shares of common stock of the Company at an assumed price of $21.16 per share (net proceeds at $20.24 per share) to raise the cash consideration to be paid in connection with the acquisitions of Karma and Santech. In July 1997, the Company issued 19,500,000 shares of common stock at $21.26 per share.

c) To eliminate the investment account and to record goodwill of $115,665,000 for Karma and $79,997,000 for Santech. For purposes of the Pro Forma Condensed Balance Sheet as of June 30, 1997, the goodwill for Karma was computed by subtracting from the $142,800,000 estimated purchase price, the fair value of net assets acquired as of June 30, 1997 of $27,135,000 and the goodwill for Santech was computed by subtracting from the estimated purchase price of $123,769,000, the fair value of net assets acquired as of June 30, 1997 of $43,772,000.

d)   To eliminate intercompany sales between the Company and F&W.

e) To record amortization of goodwill over a period of 20 years. Amortization was provided for F&W, Karma and Santech based on goodwill of $27,618,000, $120,697,000, and $84,326,000, respectively, for the period of time each company was added to the Pro Forma Condensed Statements of Earnings. For purposes of the Pro Forma Condensed Statements of Earnings for the year ended December 31, 1996 and for the six months ended June 30, 1997, the goodwill of Karma and Santech was computed based on the difference between the estimated purchase price on the closing date of $142,800,000 and $128,098,000, respectively, and the estimated fair value of net assets acquired as of the effective date of the of the transaction.

f) All share and per share amounts reflect a 3 for 2 stock split effectuated on September 1997.

g) Details of the Acquired Companies column in the accompanying Balance Sheet is as follows (in thousands):

                                           Karma     Santech           Total
                                          ------------------------------------
ASSETS
Current Assets:
  Cash                                    $ 13,367   $  9,816  $  -   $ 23,183
  Accounts receivable, net                  44,370     55,484           99,854
  Inventories                              107,254     41,026          148,280
  Other current assets                      11,440      2,686           14,126
                                          ------------------------------------
     Total current assets                  176,431    109,013     -    285,444

Property and equipment, net                  4,882      8,077           12,959
Costs in excess of assets, acquired, net         -      4,424            4,424
Other assets                                 7,788        -              7,788
                                          ------------------------------------
                                          $189,101   $121,514  $  -   $310,615
                                          ====================================
LIABILITIES
Current Liabilities:
  Notes payable                           $ 15,044   $ 25,806  $  -   $ 40,850
  Accounts payable                         138,552     35,009          173,561
  Accrued liabilities                        6,062      8,012           14,074
  Amounts due to sellers under
   acquisition agreements                      -          -                -
  Income taxes payable                       1,003        -              1,003
  Deferred taxes                             1,094        -              1,094
                                          ------------------------------------
     Total current liabilities             161,755     68,827  $   -   230,582

Long term debt                                  23      8,914            8,937
Minority interest                               89        -                 89
Other liabilities                              100        -                100
Shareholders' Equity:
  Common stock                              10,803      1,509           12,312
  Additional paid-in capital                   -          -                -
  Retained earnings                         16,215     42,263           58,478
  Legal reserve                                315        -                315
  Translation adjustment                      (199)       -               (199)
                                          ------------------------------------
     Total shareholders' equity             27,134     43,772      -    70,906
                                            ------------------------------------
                                          $189,101   $121,514  $   -  $310,615
                                          ====================================

h) Details of the Acquired Companies column in the accompanying Statement of Earnings for the year ended December 31, 1996 is as follows (in thousands):

                                                                F&W          KARMA         SANTECH         TOTAL
                                                          ----------------------------------------------------------
Net sales                                                     $686,115      $700,203       $718,285      $2,104,603
Cost of sales                                                  638,318       668,397        668,029       1,974,678
                                                          ----------------------------------------------------------
Gross profit                                                    47,797        31,806         50,256         129,925
Operating expenses                                              36,890        13,287         61,308         111,551
                                                          ==========================================================

Operating income                                                10,907        18,519       (11,052)          18,374
Interest expense (income)                                        4,591           924          (401)           5,114
                                                          ----------------------------------------------------------
Earnings before income taxes and minority interest               6,316        17,595       (10,652)          13,259
Provision for income taxes                                       2,807         2,470            462           5,739
                                                          ----------------------------------------------------------
Earnings (loss) before minority interest                         3,509        15,125       (11,114)           7,520
Minority interest                                                    -            48              -              48
                                                          ----------------------------------------------------------
Net earnings (loss)                                             $3,509       $15,077      $(11,114)          $7,472
                                                          ==========================================================

i) Details of the Acquired Companies column in the accompanying Statement of Earnings for the six months ended June 30, 1997 as follows (in thousands):

                                                                             KARMA         SANTECH         TOTAL
                                                                        --------------------------------------------
Net sales                                                                   $458,316       $292,096        $750,412
Cost of sales                                                                437,314        274,648         711,962
                                                                        --------------------------------------------
Gross profit                                                                  21,002         17,448          38,450
Operating expenses                                                            16,802         21,340          38,142
                                                                        --------------------------------------------
Operating income                                                               4,200         (3,892)            308
Interest expense (income)                                                     (2,770)           907          (1,863)
                                                                        --------------------------------------------
Earnings before income taxes and minority interest                             6,970         (4,800)          2,170
Provision for income taxes                                                     1,024              -           1,024
                                                                        --------------------------------------------
Earnings (loss) before minority interest                                       5,946         (4,800)           1,146
Minority interest                                                                (50)              -             (50)
                                                                        --------------------------------------------
Net earnings (loss)                                                           $5,996       $ (4,800)          $1,196
                                                                        ============================================
